Exhibit 99.1

QIANSUI INTERNATIONAL GROUP LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2022 and 2021

QIANSUI INTERNATIONAL GROUP LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Qiansui International Group Limited:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Qiansui International Group Limited together with its subsidiaries (“the Company”) as of December 31, 2022 and 2021, and related consolidated statements of operations and comprehensive income(loss), stockholders’ equity(deficit), and cash flows, for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred loss of $927,529 for the year ended December 31, 2022 resulting in accumulated deficit of $911,313 and a working capital deficit of $911,313 that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with a director, which are described in Note 6 to the financial statements. Transactions involving related party cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2022.

Singapore

March 24, 2023

F-2

QIANSUI INTERNATIONAL GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

AS OF DECEMBER 31, 2022 AND 2021

	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$71,207	$466,243
Other receivables	477	–
Inventories	671,691	493,206
Advance to suppliers	22,347	228,025
Amounts due from related parties	1,697,452	–
Total current assets	2,463,174	1,187,474
Total assets	$2,463,174	$1,187,474

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$–	$12,656
Other payables and accruals	16,698	1,350
Deferred revenue	–	106,308
Amounts due to related parties	3,357,789	1,078,133
Total current liabilities	3,374,487	1,198,447
Total liabilities	3,374,487	1,198,447

COMMITMENTS AND CONTINGENCIES

DEFICIT
Share capital	$–	$–
Foreign currency translation reserves	26,405	(784)
Accumulated deficit	(937,718)	(10,189)
Total deficit	(911,313)	(10,973)
Total liabilities and deficit	2,463,174	1,187,474

The accompanying notes are an integral part of the consolidated financial statements.

F-3

QIANSUI INTERNATIONAL GROUP LIMITED

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
REVENUES	$590,306	$120,858

COST OF REVENUES	(517,242)	(119,048)

GROSS PROFIT	73,064	1,810

Write off of uncollectible receivables	(554,715)	–
Selling and marketing expenses	(20,999)	(1,860)
General and administrative expense	(425,795)	(1,880)
Total operating expenses	(1,001,509)	(3,740)

LOSS FROM OPERATIONS	(928,445)	(1,930)

OTHER INCOME	916	567

LOSS BEFORE INCOME TAXES	(927,529)	(1,363)

INCOME TAXES	–	–
NET LOSS	$(927,529)	$(1,363)

Foreign currency translation differences	$27,189	$(276)
TOTAL COMPREHENSIVE LOSS	$(900,340)	$(1,639)

The accompanying notes are an integral part of the consolidated financial statements.

F-4

QIANSUI INTERNATIONAL GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Share Capital	Foreign Currency Translation Reserve	Accumulated deficit	Total Equity
Balance at January 1, 2021	$–	$(508)	$(8,826)	$(9,334)
Net loss for the year	–	–	(1,363)	(1,363)
Other comprehensive loss	–	(276)	–	(276)
Balance at December 31, 2021	–	(784)	(10,189)	(10,973)
Net loss for the year	–	–	(927,529)	(927,529)
Other comprehensive loss	–	27,189	–	27,189
Balance at December 31, 2022	$–	$26,405	$(937,718)	$(911,313)

The accompanying notes are an integral part of the consolidated financial statements.

F-5

QIANSUI INTERNATIONAL GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
Cash flows from operating activities:
Net loss	$(927,529)	$(1,363)
Adjustment for:
Write off of uncollectible receivables	554,715	–
Changes in operating assets and liabilities:
Other receivables	(167,315)	–
Inventories	(224,396)	(464,208)
Advance to suppliers	192,864	(182,560)
Accounts payable	(399,871)	12,465
Other payables and accruals	15,908	1,330
Deferred revenue	(100,639)	104,708
Amounts due from related parties	(1,747,004)	–
Cash used in operating activities	(2,803,267)	(529,628)

Cash flows from financing activities:
Amounts due to related parties	2,435,175	979,606
Cash provided by financing activities	2,435,175	979,606

Effect of exchange rate changes on cash and cash equivalents	(26,944)	7,127

Net (decrease) increase in cash and cash equivalents	(395,036)	457,105
Cash and cash equivalents at the beginning of year	466,243	9,138
Cash and cash equivalents at the end of the year	$71,207	$466,243

The accompanying notes are an integral part of the consolidated financial statements.

F-6

QIANSUI INTERNATIONAL GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 and 2021

1.	DESCRIPTION OF BUSINESS

Qiansui International Group Limited (“Qiansui International”) or the “Company”) was incorporated in the British Virgin Islands on June 7, 2022. Qiansui (Hong Kong) Holdings Limited (“Qiansui HK”) was incorporated on July 21, 2022 in the Hong Kong SAR. Qiansui HK wholly owns Shanxi Qiansui Tanchend Culture Consulting Co., Ltd. (“Qiansui Consulting”) which was established on December 12, 2022 in the People’s Republic of China (the “PRC”). Qiansui Consulting is a wholly owned foreign entity under PRC law. Qiansui Consulting wholly owns Shanxi Qiansui Tancheng Culture Media Co., Ltd. (“Qiansui Media”), which was established on June 14, 2017 in the PRC. Qiansui Consulting acquired Qiansui Media on December 28, 2022. Qiansui HK and Qiansui Consulting are intermediary holding companies. Qiansui International conducts its operations through Qiansui Media.

The Company operates through its wholly owned PRC subsidiary Qiansui Media and the principal activities is the sale of self-designed ornament and adornment products through its online store in the PRC.

The following diagram illustrates the Company’s ownership structure presenting these consolidated financial statements for the years ended December 31, 2022 and 2021:

On March 14, 2023, Tancheng Group Co., Ltd (“Tangcheng Group”) entered into a definitive Contribution Agreement (the “Contribution Agreement”) with Zhan Jue Cheng Limited, a British Virgin Islands company, and Zhang Caixia Limited, a British Virgin Islands company (collectively, the “Contributors”), who together own 100% of the issued and outstanding ordinary shares of Qiansui International (the “Contributed Shares”). Pursuant to the Contribution Agreement, the Contributors agreed to contribute all of their right, title and interest in and to the Contributed Shares to Tancheng Group (the “Contribution”). On March 20, 2023, the Contribution was completed. As a result of the Contribution, Qiansui International became the wholly-owned subsidiary of Tangcheng Group. The assets and liabilities of the acquired entity, Qiansui International, have been brought forward at their book value and no goodwill has been recognized.

F-7

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The accompanying consolidated financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying consolidated financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of December 31, 2022, the Company incurred loss of $927,529 for the year ended December 31, 2022 resulting in accumulated deficit of $911,313 and a working capital deficit of $911,313 that raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern will require the Company to obtain additional financing to fund their operations. In assessing the going concern, the Board of Directors has considered:

-	The Company will obtain financial support from the related parties.
-	Based on the business plans of the Company, management expects to see a positive trend in the Company’s future results. Management expects the business will be recovered in the future when the PRC begins to ease tough Covid pandemic control and lockdown measures in 2023.

The Board of Directors believes the Company has adequate financial resources to continue in operational existence for the foreseeable future, a period of at least 12 months from the date of this report. Accordingly, the going concern basis of accounting continues to be used in the preparation of the consolidated financial statements for the year ended December 31, 2022.

(b)	Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in government policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

(c)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent liabilities at the balance sheet date, and revenue and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s consolidated financial statements include economic lives and impairment of property, plant and equipment and allowance for doubtful accounts. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. All cash and cash equivalents relate to cash on hand and cash at bank at December 31, 2022 and 2021.

F-8

The Renminbi is not freely convertible into foreign currencies. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, the Company is permitted to exchange Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

(e)	Revenue Recognition

The Company’s revenue recognition policy is compliant with ASC 606, Revenue from Contracts with Customers that revenue is recognized when a customer obtains control of promised goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the goods and services in the contract;
(ii)	determination of whether the goods and services are performance obligations, including whether they are distinct in the context of the contract;
(iii)	measurement of the transaction price, including the constraint on variable consideration;
(iv)	allocation of the transaction price to the performance obligations; and
(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery or service being rendered.

Contract liabilities consist of deferred revenue related to advance received from customers for future transfer of goods to customers. The balance of deferred revenue represents unfulfilled performance obligations in the sales agreement, i.e products that have not yet been delivered. Once the related products have been delivered, the amount in deferred revenue account is shifted to a revenue account.

Deferred revenue recognized as revenue during the years ended December 31, 2022 and December 31, 2021 was $106,308 and $nil.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all product revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

(f)	Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar and the functional currency is the Chinese Renminbi (“RMB”). All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity.

Transactions in currencies other than the functional currencies during the year are converted into the applicable functional currencies at the applicable rates of exchange prevailing at the dates of the transactions. Exchange gains and losses are recognized in the statements of operations.

F-9

The exchange rates utilized as follows:

	2022	2021
Year-end RMB exchange rate	6.91	6.36
Annual average RMB exchange rate	6.71	6.45

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(g)	Foreign Currency Risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of the RMB into other currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. All the Company’s cash and cash equivalents are in RMB.

(h)	Fair Value

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when valuing the asset or liability. Authoritative literature provides a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The level in the hierarchy within which the fair value measurement in its entirety falls is based upon the lowest level of input that is significant to the fair value measurement as follows:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(i)	Fair Value of financial instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, other receivables, advance to suppliers, accounts payable, other payables and accruals, and advance from customers. The carrying amounts of these balances approximate their fair values due to the short-term maturities of these instruments.

F-10

(j)	Income Taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income taxes using the asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax basis of assets and liabilities, net of operating loss carry forwards and credits, by applying enacted tax rates that will be in effect for the period in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in the statements of operations in the period of change.

The Company accounts for uncertain tax positions by reporting a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

(k)	Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of comprehensive income.

(l)	Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and other receivables. As of December 31, 2022 and 2021, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality. A related party constitute $488,199 or 84.2% of the Company’s net revenues for the year ended December 31, 2022 (Note 6). There was no single customer who constituting 10% or more of the Company’s net revenue for the year ended December 31, 2021.

(m)	Recent accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This standard will be effective for the Company on January 1, 2023. The Company is currently evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. The Company has adopted this new standard effective January 1, 2021 and the adoption of this guidance did not have a material impact on its consolidated financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

F-11

3.	INVENTORIES

	As of December 31,
	2022	2021
Ornament and adornment products	$671,691	$493,206

No impairment provision for obsolete inventories was recorded for the years ended December 31, 2022 and 2021.

4.	ADVANCE TO SUPPLIERS

Advance to suppliers mainly represents the amount that certain suppliers require the Company to pay in advance for the purchase of products. Such advance is appropriated against future purchase orders. These advances are interest free, unsecured and short-term in nature.

5.	INCOME TAXES

(a)  Enterprise Income Tax (“EIT”)

Qiansui International was incorporated in the British Virgin Islands. Under the current tax laws of British Virgin Islands, Qiansui International is not subject to taxation.

Qiansui HK was incorporated in Hong Kong and is subject to an income tax rate of 16.5% for taxable income generated from operations in Hong Kong.

Qiansui Consulting and Qiansui Media were incorporated in the PRC and they are subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the losses carried forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company did not recognize deferred tax assets for unused tax losses as of December 31, 2022 and 2021.

The Company operates its business through a subsidiary incorporated in PRC which is subject to a corporate income tax rate of 25%. A reconciliation of the effective tax rates from 25% statutory tax rates for the years ended December 31, 2022 and 2021 is as follows:

	For the years ended December 31,
	2022	2021
Loss before tax	$(927,529)	$(1,363)
Tax benefit calculated at statutory tax rate	25%	25%
Computed expected benefits	(231,882)	(341)
Non-deductible expenses	138,679	–
Unrecognized deferred tax asset	93,203	341
	$–	$–

F-12

(b)  Value Added Tax (“VAT”)

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for small-scale VAT payers on domestic sales is 3%. In response to COVID-19, there are various VAT incentives, the Company was eligible for a reduced VAT rate of 1% for the years ended December 31, 2022 and 2021.

6.	RELATED PARTIES TRANSACTIONS

The table below sets forth the related parties and their relationships with the Company as of December 31, 2022 and 2021:

Name of related parties	Relationship with the Company
Yu Yang (“Mr. Yang”)	Controlling shareholder
Jiaocheng Xinmu Trade Co., Ltd	Controlled by Mr. Yang
Shanxi Qiansui Automobile Trading Co., Ltd	Controlled by Mr. Yang
Taiyuan Tuohang Logistics Co., Ltd	Controlled by Mr. Yang
Shanxi Xiliu Catering Management Co., Ltd	Controlled by Mr. Yang

The related party balances and transactions as of and for the years ended December 31, 2022 and 2021 are as follows:

Amounts due from related parties:

		As of December 31,
		2022	2021
Shanxi Qiansui Automobile Trading Co., Ltd	(a)	$279,342	$–
Shanxi Xiliu Catering Management Co., Ltd	(b)	1,418,110	–
		$1,697,452	$–

(a)	Amounts due from Shanxi Qiansui Automobile Trading Co., Ltd represent borrowings to a related party. From November to December, 2022, Qiansui Media entered into four agreements with Shanxi Qiansui Automobile Trading Co., Ltd whereby Qiansui Media loaned an aggregate sum of $279,342 (RMB1,930,000) to a related party for business purpose. These are one-year term loans, unsecured and non-interest bearing with maturity dates on November 7, 2023, November 8, 2023, November 12, 2023 and December 4, 2023, respectively.

(b)	Amounts due from Shanxi Xiliu Catering Management Co., Ltd represents business advances for operational purposes. The balance is unsecured, non-interest bearing and repayable on demand. During the year ended December 31, 2022, the Company repaid $769,776 to settle the amounts due to a related party, in addition, the Company paid $1,418,110 in connection with the business advance made to and expenses paid on behalf for a related party.

Amounts due to related parties:

		As of December 31,
		2022	2021
Yu Yang	(a)	$4,487	$4,878
Jiaocheng Xinmu Trade Co., Ltd	(b)	3,347,522	303,479
Taiyuan Tuohang Logistics Co., Ltd	(a)	5,780	–
Shanxi Xiliu Catering Management Co., Ltd		–	769,776
		$3,357,789	$1,078,133

(a)	Amounts due Yu Yang and Taiyuan Tuohang Logistics Co., Ltd represent advances made to the Company for operational purposes.

F-13

(b)	As of December 31, 2022, amounts due to Jiaocheng Xinmu Trade Co., Ltd (“Jiaocheng Xinmu”) comprised of accounts receivables $472,230 represent the products sold to a related party and $3,819,752 advances made to the Company for operational purposes. During the year ended December 31, 2022, the Company sold products to Jiaocheng Xinmu amounting to $488,199, representing 84.2% of the Company’s revenue. In addition, from time to time during the year ended December 31, 2022, Jiaocheng Xinmu made advance to and paid expenses on behalf of the Company amounting to a total of $3,516,273. As of December 31, 2021, amounts due to Jiaocheng Xinmu represents advances made to the Company for operational purposes.

7.	RESERVES

(a)	Legal reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. At December 31, 2022 and 2021, the paid-up statutory reserve was $nil.

(b)	Currency translation reserve

The currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

8.	COMMITMENTS AND CONTINGENCIES

As of December 31, 2022, the Company did not make any contractual obligations or arrangements that required a provision or disclosure in these consolidated financial statements.

9.	SUBSEQUENT EVENTS

Numerous subsequent events disclosures are being made elsewhere in these consolidated financial statements. Subsequent events have been reviewed through the date these consolidated financial statements were issued and required no adjustments or disclosures.

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